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                                 EXHIBIT 6(b)

            BY-LAWS OF CANADA LIFE INSURANCE COMPANY OF NEW YORK.
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                            CANADA LIFE INSURANCE

                             COMPANY OF NEW YORK
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                                   BY-LAWS
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                               AS AMENDED UP TO
                               JANUARY 1, 1988
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                              TABLE OF CONTENTS


ARTICLE I.  SHAREHOLDERS. . . . . . . . . . . .   2

        1.  Annual Meeting. . . . . . . . . . .   2
        2.  Special Meetings. . . . . . . . . .   2
        3.  Place of Meetings . . . . . . . . .   2
        4.  Notice of Meetings. . . . . . . . .   2
        5.  Waiver of Notice. . . . . . . . . .   4
        6.  Inspectors of Election. . . . . . .   4
        7.  List of Shareholders at
            Meetings. . . . . . . . . . . . . .   5
        8.  Qualification of Voters . . . . . .   6
        9.  Quorum of Shareholders. . . . . . .   7
       10.  Proxies. . . . . . . . . . .  . . .   7
       11.  Vote or Consent of
            Shareholders. .. . . . . . . . . . .  8
       12.  Fixing Record Date . . . . . . . . .  8


ARTICLE II.  BOARD OF DIRECTORS. . . . . . . . . 10

        1.  Power of Board and
            Qualification of Directors . . . . . 10

        2.  Number of Directors. . . . . . . . . 10

        3.  Election and Term of
            Directors. . . . . . . . . . . . . . 11
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    4.  Quorum of the Board;
        Action by the Board. . . . . . . .  11

    5.  Meetings of the Board. . . . . . .  12

    6.  Resignations . . . . . . . . . . .  14

    7.  Removal of Directors . . . . . . .  14

    8.  Newly Created Director-
        ships and Vacancies  . . . . . . .  15

    9.  Compensation of Directors. . . . .  15

   10.  Indemnification. . . . . . . . . .  15

ARTICLE III.  COMMITTEES . . . . . . . . .  21

    1.  Executive Committee. . . . . . . .  21

    2.  Investment Committee . . . . . . .  22

    3.  Audit and Nominating
        Committee. . . . . . . . . . . . .  24

    4.  Other Committees . . . . . . . . .  26

    5.  Term of Members of
        Committees . . . . . . . . . . . .  27

    6.  Meetings of Committees . . . . . .  27

    7.  Committee Action Without
        Meeting. . . . . . . . . . . . . .  28

ARTICLE IV. OFFICERS . . . . . . . . . . .  29

    1.  Officers . . . . . . . . . . . . .  29

    2.  Term of Office and Removal . . . .  29

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            3.  Powers and Duties . . . . . . . .  30

            4.  Books to be Kept. . . . . . . . .  30

            5.  Checks, Notes, Etc. . . . . . . .  31

            6.  Compensation of Officers. . . . .  32

ARTICLE V. FORM OF CERTIFICATES AND
           LOSS AND TRANSFER OF
           SHARES . . . . . . . . . . . . . . . .  33

            1.  Form of Share Certificates. . . .  33

            2.  Transfer of Shares. . . . . . . .  34

            3.  Lost, Stolen or Destroyed
                Share Certificates. . . . . . . .  35

ARTICLE VI.  OTHER MATTERS. . . . . . . . . . . .  36

            1.  Corporate Seal. . . . . . . . . .  36

            2.  Fiscal Year. . . . . . . . . . . . 36

            3.  Amendments . . . . . . . . . . . . 36

            4.  Dividends. . . . . . . . . . . . . 37

            5.  Registered Shareholders. . . . . . 37

            6.  Execution of Documents
                under Seal . . . . . . . . . . . . 38


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                                  ARTICLE I

                                 SHAREHOLDERS


        SECTION 1. Annual Meeting. A meeting of shareholders for the election of directors and the transaction of other business shall be held annually, commencing in the year 1972, on the last Thursday in February (or if it be a legal holiday, on the next succeeding business day) at twelve o'clock in the forenoon.

        SECTION 2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or the President or the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting; and shall be held at such time as may be fixed in the call and stated in the notice of meeting.

        SECTION 3. Place of Meetings. Meetings of shareholders shall be held at such place, within or without the State of New York, as may be fixed in the call and notice of meeting. If no place is so fixed, such meetings shall be held at the office of the Corporation in the Village of Scarsdale, State of New York.

        SECTION 4. Notice of Meetings. Notice of each meeting of shareholders shall be in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which

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the meeting is called.  In the case of special meetings, the notice shall also state that it is being issued by or at the direction of the person or persons calling the meeting.

        If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

        A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

        When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment it taken, and at the adjourned meeting any business may be transacted that might have been

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transacted on the original date of the meeting.  However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the preceding paragraphs of this SECTION 4.

        SECTION 5. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

        SECTION 6. Inspectors of Election. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath or affirmation faithfully

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to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

     SECTION 7. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as

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evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

        SECTION 8. Qualification of Voters. Every shareholder of record of capital stock of the corporation shall be entitled at every meeting of shareholders to one vote for every one share of capital stock registered in his name on the stock records of the Corporation.

        Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

        Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

        Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the

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by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

        A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

        SECTION 9. Quorum of Shareholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shreholders for the transaction of any business.

        When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

        The shareholders present, in person or by proxy, and entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

        SECTION 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consents or dissent without a meeting may authorize another person or persons to act for him by proxy.

        Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

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                    The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

                    SECTION 11. Vote or Consent of Shareholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

                    Whenever any corporate action, other than the election of
               directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

                    Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting or written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

                    SECTION 12. Fixing Record Date. For the purpose of determining the share-



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               holders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty not less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

                    When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this SECTION 12, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

                    SECTION 1.  Power of Board and Qualification of Directors.
               The business of the Corporation shall be managed by the Board of
               Directors, each of whom shall be at least eighteen years of age.
               Not less than three of the directors shall be residents of the
added--        State of New York, and majority of the directors shall be
2/23/84        citizens and residents of the United States.  Not less than one-third of the directors shall be persons who are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. A director meeting the qualifications of the immediately preceding sentence is hereafter referred to an a "Non-Affiliated Director".

                    SECTION 2. Number of Directors. The number of directors constituting the whole Board shall not be less than thirteen nor more than twenty-one. Within such limits, the number of directors may be fixed from time to time by vote of a majority of the whole Board at any regular or special meeting, except that the first Board, as appointed in the Charter of the Corporation, shall consist of


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               thirteen directors.  The term of any incumbent director shall not be reduced by any decrease in the number of directors.

                    SECTION 3.  Election any Term of Directors.  At each annual meeting of shareholders, directors shall be elected to hold
added--        office until the next annual meeting and until their successors
2/23/84        have been elected and qualified.  No election of directors shall be valid unless a copy of the notice of election shall have been filed in the Office of the Superintendent of New York at least ten days before the election.  A majority or more of the
added--        directors may elect from among their number a Chairman and a Vice
2/24/72        Chairman of the Board to carry out such duties as the Board may from time to time assign.

                    SECTION 4.  Quorum of the Board; Action by the Board.  The
               presence of a majority or more of the directors constituting the entire Board of Directors, at least one of whom shall be a
added--        Non-Affiliated Director, shall constitute a quorum for the
2/23/84        transaction of business, and the vote of a majority of the directors present at the time of such vote, if a quorum is then present, shall be the act of the Board.

                    Whenever the Board of Directors is required or permitted to
added--        take any action by vote, such action may be taken without a
2/23/84        meeting or written


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               consent, setting forth the action so taken, signed by all of the directors of the Corporation. Written consent thus given shall have the same effect as a unanimous vote of the Board of Directors. However, no action without a meeting shall be initiated unless, in the opinion of the Chairman of the Board, time is of the essence and no meeting has been prearranged, or, where a meeting has been prearranged, an emergency of any kind arises which in his opinion will prevent, impede or delay the meeting.

                    SECTION 5.  Meetings of the Board.  An annual meeting of the
               Board of Directors shall be held in each year directly after adjournment of the annual shareholders' meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board.  Special meetings of the
added--        Board may be held at any time upon the call of the Chairman or
2/23/84        any two directors.

                    Unless otherwise restricted by the Certificate of
added--        Incorporation or these By-Laws, members of the Board of Directors
2/23/84        may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.


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                    The Chairman or, in his absence, the Vice Chairman, shall
               preside at all meetings of the Board of Directors, provided that if a Chairman or a Vice Chairman is elected but is absent or unable to preside at meeting of the Board, or if no Chairman or Vice Chairman is elected, the President shall preside at such meetings.

                    Meetings of the Board of Directors shall be held at such
               place, within or without the State of New York, as from time to time may be fixed by resolution of the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the office of the Corporation in Scarsdale, New York.

                    No notice need be given of annual or regular meetings of the
               Board of Directors. Notice of each special meeting of the Board shall be given to each director by mail at least 48 hours before the time of the meeting or by delivery personally in writing by means of electronic transmission or by telephone at least 12 hours before the time of the meeting.

                    Notice of a meeting of the Board of Directors need not be
               given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends


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               the meeting without protesting, prior thereto or at its
               commencement, the lack of notice to him.

                    A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

                    A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

                    SECTION 6. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

                    SECTION 7. Removal of Directors. Any or all of the directors may be


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               removed for cause by action of the Board of Directors.  Any or all of the directors may be removed with or without cause by vote of the shareholders.

                    SECTION 8.  Newly Created Directorship and Vacancies.
               Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by shareholders without cause shall be filled by the shareholders.
               A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

                    SECTION 9. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

                    SECTION 10.  Idemnification

                    A. (1) The Corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a


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               director, officer or employee of the Corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director, officer or employee acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                         (2) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director, officer or employee did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

                         (3) The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or


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               was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or other partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this paragraph (3) shall be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                         (4) For the purpose of this Subsection A, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or


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         otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                B. (1) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Subsection A of this Section 10 shall be entitled to indemnification as authorized in such Subsection,

                (2) Except as provided in paragraph (1) of this Subsection B, any indemnification under Subsection B, any indemnification under Subsection A of this Section 10 or under Subsection C of this Section 10, unless ordered by a court under Section 724 of the New York Busines Corporation Law, shall be made by the Corporation, only if authorized in the specific case;

                (a) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director, officer or employee has met the standard of conduct set forth in Subsection A of this Section 10 or the director had met the standard of conduct set forth in Subsection C of this Section 10, as the case may be, or,

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        (b)  If a quorum under subparagraph (a) of this paragraph (2) is not obtainable or, even if obtainable, a quorum of disinterested directors so directors;

        (x) By the Board of Directors upon the opinion in writing of indepenent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such Subsection A or in such Subsection C has been met by such director, officer or employee or has been met by such director, as the case may be; or

        (y) By the shareholder upon a finding that the director, officer or employee has met the applicable standard of conduct set forth in such Subsection A, or the director has met the standard set forth in such Subsection C, as the case may be.

        (3) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount as, and to the extent, required by paragraph (a) of Section 725 of the New York Business Corporation Law.

C. (1) In addition to and without limiting the generality of Subsections A and B of this Section 10, the Corporation shall indemnify each director and each person whose testator or intestate was a director made or threatened to be made a

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party to any action or proceeding, including an action or proceeding by or in the right of the Corporation by reason of the fact that he is or was a director or that his testator or intestate was a director, against judgments, fines, amounts paid in settlement, and resonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action or proceeding unless the judgment or other final adjudication adverse to the director or to the person whose testator or intestate was a director in such action or proceeding establishes that the director's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, so that director personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        (2) The Corporation may from time to time during the course of any action or proceeding advance the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with such action or proceeding to any person who would, at the conclusion of such action or proceeding be entitled to indemnification pursuant to paragraph (1) of this Subsection C on such terms and conditions as a quorum of disinterested directors or, in the absence of such quorum, the shareholder conditions, the quorum of disinterested directors or the shareholder, as the case may be, shall make such provision as it deems appropriate for the repayment of the amounts advanced by the Corporation in the event the judgment or other final adjudication adverse to the director or the person whose testator or intestate was a director establishes that the director does not meet the standard set forth in paragraph (1) of this Subsection C.

        D. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months of the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

        E. The Corporation shall have the power, in furtherance of the provisions of this Section 10, to purchase and maintain insurance of such type and in such amounts as is or may hereinafter be permitted by the Business Corporation Law.

                                   - 20a -

                                 ARTICLE III


                                  COMMITTEES


                   SECTION 1.  Executive Committee.  The Board of Directors, by
              resolution passed by a majority of the whole Board, may designate
added--       from among its members an Executive Committee consisting of five
2/23/84       or more directors, such number of directors being determined from time to time by the Board of Directors.  At least one-third of the members of the Executive Committee shall be Non-Affiliated
added--       Directors.  The Board of Directors may designate one of the
2/24/         members of the Executive Committee to serve as the chairman of the Executive Committee, and the chairman shall preside at meetings of the Executive Committee, coordinate the activities of the Executive Committee and carry out such other duties as may
added--       be assigned to him by the Board of Directors.  The Board of
2/22/73       Directors may designate one or more directors as alternate members of the Executive Committee, who may upon the request of the Chairman of the Executive Committee or in his absence, the
              Chairman of the Board of Directors, replace any absent member or
added--       members at any meeting thereof.  A quorum shall consist of a
2/23/84       majority of its members, at least one of whom shall be a
              Non-Affiliated Director. The Executive Committee shall have and may exercise, between meeting of the Board of Directors, all powers of the Board of Directors in the management of the business and affairs of the Corporation; except that the Executive Committee shall not have and may not exercise the following powers:

                                          (1)    To submit to the shareholders
                                   any action which any applicable statute
                                   requires to be approved by a vote of the shareholders;

   added--                                (2)    To fill any vacancy in the
   2/23/84                         Board of Directors or in any committee;

                                          (3)    To fix the compensation of any
                                   director for serving on the Board of
                                   Directors or on any committee;

                                          (4)    To amend or repeal these
                                   by-laws, or to adopt new by-laws;

                                          (5)    To amend or repeal any
                                   resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable;

                                          (6)    To exercise such powers as may
                                   be conferred exclusively by the Board of
   amended--                       Directors upon another committee.
   2/23/84
                                   SECTION 2.    Investment Committee.  The
                            Board of Directors, by resolution passed by a majority of the whole

                            Board, may designate from among its members an
                            Investment Committee consisting of five or more
                            directors, such number of directors being determined
                            from time to time by the Board of Directors.  At
  added--                   least one-third of the members of the Investment
  2/23/94                   Committee shall be Non-Affiliated Directors.  The
                            Board of Directors may designate one of the members
                            of the Investment Committee to serve as the chairman
                            of the Investment Committee, and the chairman shall
                            preside at meetings of the Investment Committee,
                            coordinate the activities of the Investment
  added--                   Committee and carry out such other duties as may be
  2/24/72                   assigned to him by the Board of Directors.  The
                            Board of Directors may designate one or more
                            directors as alternate members of the Investment
                            Committee, who may upon the request of the chairman
                            of the Investment Committee or, in his absence, the
  added--                   chairman of the Board of Directors, replace any
  2/22/73                   absent member or members at any meeting thereof.
                            The Investment Committee shall, to the extent empowered by the Board, have and possess all of the rights and powers of the Board of Directors, between meetings of the Board of Directors, to make, supervise and control the investments and loans of the Corporation, inclusive of all real and personal property acquired by virtue of or incidental to any investment, to sell, assign, exchange, lease or otherwise dispose of such investments and property, and to do and perform all things deemed necessary and proper in relation to such investments and property. The Investment Committee shall not have and may not exercise any of the powers referred to in clauses (1) - (6), inclusive, of SECTION 1 of this ARTICLE III. The Investment Committee shall serve at the pleasure of the Board of Directors.
                            The Investment Committee shall keep a record of its proceedings and shall adopt its own rules of procedure, except that a quorum shall consist of a majority of its members, at least one of whom shall be a Non-Affiliated Director. The Investment
                            Committee shall submit a report of its activities to the Board of Directors at the next meeting of the Board of Directors.

                              SECTION 3.  Audit and Nominating Committee.  The
                            Board of Directors, by resolution passed by a
                            majority of the whole Board, shall designate an
  Added                     Audit and Nominating Committee consisting of five or
  28/11/84                  more directors, such number of directors being
                            determined from time to time by the Board of Directors. The Audit and Nominating Committee shall consist solely of Non-Affiliated Directors. The
                            Board of Directors may designate one of the members of the Audit and Nominating Committee to serve as the Chairman of the Audit and Nominating Committee coordinate the activities of the Audit and Nominating Committee and carry out such other duties as may be assigned by him by the Board of Directors.
                            The Board of Directors may designate one or more directors as alternate members of the Audit and Nominating Committee, who may replace any absent members or members at any meeting thereof.

                            provided that such alternate members shall also be Non-Affiliated Directors. The Audit and Nominating Committee shall have responsibility for recommending the selection of independent certified public accountants and for reviewing the Corporation's financial condition, the scope and results of the independent audit and any internal audit. The Audit and Nominating Committee shall, to the extent empowered by the Board, have and possess all of the rights and powers of the Board of Directors, to meet and discuss with the representatives of any firm of certified public accountants retained by the Corporation, at any time and from time to time, whether before and/or after the preparation of the year-end financial statements of the Corporation, the scope of the audit of such firm with respect to any year, and to question such representatives with respect thereof. In addition, the Audit and Nominating Committee shall have the authority to meet with and question officers and employees of the Corporation with respect to financial matters pertaining to the Corporation.

                            The Audit and Nominating Committee shall have responsibility for nominating candidates for director for election by shareholders, and evaluating the performance of officers who, pursuant to Section 1, Article IV of these by-laws, are principal officers of the Corporation and recommending to the Board of Directors the selection and compensation of such principal officers.

        The Audit and Nominating Committee shall, to the extent empowered by the Board have and possess all of the rights and powers of the Board of Directors, between meetings of the Board of Directors, to carry out its duties hereunder. The Audit and Nominating Committee shall not have and may not exercise any of the powers referred to in clauses (1) through (6), inclusive, of Section 1 of this Article III. The Audit and Nominating Committee shall serve at the pleasure of the Board of Directors. The Audit and Nominating Committee shall keep a record of its proceedings and shall adopt its own rules of procedure, except that a quorum shall consist of a majority of its members. The Audit and Nominating Committee shall submit a report of its activities to the Board of Directors at the next meeting of the Board of Directors.

        SECTION 4. Other Committees. The Board of Directors may appoint such other committees, which may include as members directors only or directors and non-directors, as the Board may from time to time consider desirable, and such committees shall have such powers and duties as the Board may properly determine; provided however, that the powers and duties of any such committee whose members shall include non-directors shall be limited to making recommendations to the Board of Directors. The Board of Directors may designate one of the members of any such committee to serve as chairman of such committee, and the chairman shall preside at meetings of such committee, coordinate the activities of such committee and carry out such other duties as may be assigned to him by the Board of Directors.

        At least one-third of the directors of each committee composed of directors of the Corporation shall be Non-Affiliated Directors. The majority of the members of a committee, at least one of whom shall be a Non-Affiliated Director, shall constitute a quorum for the transaction of committee business, and the act of a majority of the members present at which there is a quorum shall be the act of the committee.

        SECTION 5. Term of Members of Committees. Any Committee appointed pursuant to this Article shall serve at the pleasure of the Board, which shall have power at any time to change the membership of such committee, to fill vacancies in it or to dissolve it; but, subject to such change or dissolution, members of a committee shall hold office until the first meeting of the Board of Directors following the annual shareholders' meeting next succeeding their appointment and until their successors are appointed.

        SECTION 6. Meetings of Committees. Meetings of a committee shall be held at such place, within or without the State of New York, as may from time to time be determined by the Board of Directors or such committee, and no notice of such regular meetings shall be required. Special meetings of any committee may be called by the chairman of such committee or by the Chairman of the Board, the President or the Secretary of the Corporation and shall be called by the Secretary on the written request of any two members of any such committee. Notice of a special meeting of any committee shall be given to each member thereof by mail at least 48 hours before the time of the meeting or by delivery personally or in writing by means of electronic transmission or by telephone at least 12 hours before the time of the meeting.

        SECTION 7. Committee Action without Meeting. Any action required or permitted to be taken by a Committee may be taken without a meeting of such Committee if all members of the Committee consent in writing to the adoption of a resolution or resolutions permitting the action; provided, however, that no action without a meeting shall be initiated unless, in the opinion of the Chairman of that Committee, time is of the essence and no meeting has been prearranged, or, where a meeting has been prearranged, an emergency of any kind arises which in his opinion will prevent, impede or delay the meeting. The resolution or resolutions and the written consent thereto by the members of the Committee shall be filed with the minutes of the proceedings of the Committee.

                                  ARTICLE IV

                                   OFFICERS

        SECTION 1. Officers. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect or appoint a President and a Secretary, provided, however, that the Board may at any time elect or appoint one or more Vice Presidents and a Treasurer, and from time to time may elect or appoint such other officers, agents and employees as it may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary. Any officer of the Corporation (other than an officer whose title includes the word "Assistant") whose compensation is paid by the Corporation shall be a principal officer of the Corporation for the purposes of Section 3 of ARTICLE III of these By-laws.

        SECTION 2. Term of Office and Removal. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, the term of office of each officer shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the

Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, but his election or appointment as an officer shall not of itself create contract rights.

        SECTION 3. Powers and Duties. The officers, agents and employees of the Corporation shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation as from time to time may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices. Securities of other corporations held by the Corporation may be voted by any officer designated by the Board of Directors and, in the absence of any such designation, by the President, and Vice President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

        SECTION 4. Books to be Kept. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the shareholders and of the Board of Directors, and (c) a current list of the directors and officers and their residence addresses; and the Corporation shall also keep at its office in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the names and addresses of all shareholders, the number of shares held by each and the dates when they respectively became the owners of record thereof.

        The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor or security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute, or as authorized by the Board.

        SECTION 5. Checks, Notes, Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments, for the payment of money, shall be signed on behalf of the Corporation by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

        SECTION 6. Compensation of Officers. Officers shall receive such salaries as may be fixed from time to time by the Board of Directors.

                                  ARTICLE V

                             FORM OF CERTIFICATES

                            AND LOSS AND TRANSFER

                                  OF SHARES


        SECTION 1. Form of Share Certificates. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

        Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares authorized to be issued.

        Each certificate representing shares shall state upon the face thereof:

           (1) That the Corporation is formed under the laws of the State of New York.

           (2)  The name of the person or persons to whom issued.

           (3) The number and class of shares which such certificate represents.

           (4) The par value of each share represented by such certificate, or a statement that the shares are without par value.

        Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by his duly authorized attorney, by delivery for cancellation of a certificate or certificates for the same number of shares, with proper indorsement consisting of either a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, either written thereon or attached thereto, with such proof of the authenticity of the signature as the Corporation or its agents may reasonable require. Such indorsement may be either in blank or to a specified person, and shall have affixed thereto all stock transfer stamps required by law.

        SECTION 3. Lost, Stolen or Destroyed Share Certificates. No certificate or certificates for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification and payment of costs of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

                                  ARTICLE VI

                                OTHER MATTERS


        SECTION 1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine. In lieu of the corporate seal, when so authorized by the Board, a facsimile thereof may be affixed or impressed or reproduced in any other manner.

        SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, or shall be such other period as may from time to time be prescribed by the Board of Directors.

        SECTION 3. Amendments. By-Laws of the Corporation may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-Laws may also be amended, repealed, or adopted by the Board of Directors, but any by-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided.

        If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

        SECTION 4. Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting; provided, however, that the Corporation shall not distribute any dividend to its stockholders unless a notice of its intention to declare such dividend and the amount thereof shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days in advance of such proposed declaration, nor if the Superintendent of Insurance of the State of New York within thirty days after such filing gives written notice to the Corporation of his disapproval of such distribution, on the ground that he finds that the financial condition of the Corporation does not warrant the distribution of such dividend. Dividends may be paid out of any funds legally available therefor in cash, in property, or in shares of the capital stock of the Corporation. Before payment of any dividend or the distribution of any profits there may be set aside out of the net profits of the Corporation such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve fund for such purpose as the Board shall think conducive to the interest of the Corporation.

        SECTION 5. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New York.

        SECTION 6. Execution of Documents under Seal. All documents not relating to transactions involving real property to which the seal of the Corporation is attached shall be signed by (1) any two of the Chairman, Vice Chairman, President, a Vice-President who is a Director or any Director or officer designated by the Board for that purpose; or by any one of such persons, and (2) any Vice-President who is not a Director or such other officer as may be designated by the Board from time to time for that purpose. Any document relating to transactions involving real property to which the seal of the Corporation is attached may be signed by any two of such officers as may be designated by the Board from time to time for that purpose.